Exhibit 99.2

PRELIMINARY COPY – SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK AND EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PROGENICS PHARMACEUTICALS, INC.

As a shareholder of Progenics Pharmaceuticals, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return your proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on (        ).

Vote by Internet Access the Website and submit your proxy: www.proxyvoting.com/PGNX	Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-877-587-0765	Vote by Mail Sign and return your proxy in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:

The Notice and Proxy Statement are Available at: www.Stockholderdocs.com/PGNX

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROGENICS PHARMACEUTICALS, INC.

SPECIAL MEETING OF SHAREHOLDERS

(        ) (        ) A.M. Local Time

This proxy is solicited by the Board of Directors

The undersigned hereby acknowledge(s) receipt of the Notice of the Annual Meeting and Proxy Statement, hereby appoint(s) (        ) and Patrick Fabbio, and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PROGENICS PHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at (        ) A.M. local time on (    ) at (        ) and any and all postponements or adjournments thereof. The undersigned hereby revoke(s) all proxies previously given by the under-signed with respect to the Special Meeting of Shareholders, including any previously given by telephone or internet.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote “FOR” Proposal 1 and “FOR” Proposals 2 and 3, in accordance with the Board of Directors’ recommendations.

(Continued, and to be marked, dated and signed, on the other side)

PRELIMINARY COPY – SUBJECT TO COMPLETION

PROGENICS PHARMACEUTICALS, INC.

If you have questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

1407 Broadway, 27th Floor

New York, New York 10018

Call Collect (212) 929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED PROGENICS PHARMACEUTICALS, INC.	Please mark your votes like this

The Board of Directors recommends you vote FOR each of the following Proposals

Proposal 3: to consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided by Progenics to its named executive officers in connection with the merger.

			For ☐	Against ☐	Abstain ☐

Proposal 1: to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 1, 2019, as it may be amended from time to time, among Lantheus Holdings, Inc., a Delaware corporation, Plato Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Lantheus Holdings, and Progenics, pursuant to which Plato Merger Sub, Inc. will be merged with and into Progenics, with Progenics surviving the merger as a wholly-owned subsidiary of Lantheus Holdings (a copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus);

For ☐	Against ☐	Abstain ☐

Proposal 2: to consider and vote on a proposal to approve the adjournment from time to time of the special meeting of stockholders of Progenics, which is referred to in this notice as the Progenics special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Progenics special meeting or any adjournment or postponement thereof; and

For ☐	Against ☐	Abstain ☐

Signature

Signature, if held jointly (Title)

Date                                                                                                                                           , 2020

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.